SHARE EXCHANGE AGREEMENT
between
JRSIS HEALTH CARE CORPORATION
and
JRSIS HEALTH CARE LIMITED

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of the 20th day of December, 2013, by and among JRSIS HEALTH CARE CORPORATION, A Florida corporation (the "JHCC"), JRSIS HEALTH CARE LIMITED, a British Virgin Islands corporation (the "JHCL"), and the shareholders of JHCL , Junsheng Zhang, Yanhua Xing and Weiguang Song (collectively "Shareholders").

1. RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 The Shareholders are the owners of JRSIS HEALTH CARE LIMITED ordinary shares of JHCL, which represents all of the issued and outstanding ordinary shares (the "JHCL Shares").

1.2 JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the "JHCC Shares") to the Shareholders of JHCL, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders.

1.3 The Shareholders desire to exchange the JHCL Shares for the JHCC Shares in accordance with the terms and conditions of this Agreement.

1.4 JHCC, the Shareholders and JHCL desire that this transaction be consummated.

2. EXCHANGE AND ISSUANCE OF SHARES

2.1 Exchange of JHCC Shares: JHCC shall exchange and deliver to the Shareholders, pro rata, a total of 12,000,000 shares of its Commom Stock.

2.2 Exchange of JHCL Shares: At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. Upon the consummation of the share exchange contemplated pursuant to this Agreement, JHCL shall become a wholly-owned subsidiary of JHCL, and JHCC will effectively acquire all business and assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL, including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

2.3 Nature of JHCC Shares: The JHCC Shares are being acquired by the Shareholders in connection with the transaction contemplated hereunder (the "Transaction") are being acquired for their own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such shares. JHCL and the Shareholders acknowledge and agree that the JHCC Shares have not been registered under the Securities Act or under any state securities laws, and that the JHCC Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. JHCL and the Shareholders also acknowledge and agree that neither the SEC nor any state securities commission nor other Governmental Authority has (a) approved the issuance of the JHCC Shares or passed upon or endorsed the merits of the JHCC Shares, this Agreement or the Transaction; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed, this Agreement. JHCL and the Shareholders have such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that they are capable of evaluating the merits and risks of this investment in the JHCC Shares, and each of JHCL and the Shareholders has made such investigations in connection herewith as be deemed necessary or desirable so as to make an informed investment decision without relying upon JHCC for legal or tax advice related to this investment.

2.4 Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the JHCC Shares is being undertaken as a private sale, and is not being transacted via a broker-dealer and/or in the public market place.

3. REPRESENTATIONS AND WARRANTIES OF JHCC.

JHCC represents and warrants to the Shareholders and JHCL as follows:

3.1 Organization: JHCC is a corporation duly incorporated and validly existing under the laws of the State of Florida and is in good standing with respect to all of its regulatory filings.

3.2 Capitalization: The authorized capital of JHCC consists of 100,000,000 shares of common stock with a par value of $0.001 per share.

3.3 Legal Compliance: To the best of its knowledge, JHCC is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which JHCC is subject or which apply to it or any of its assets.

3.4 Adverse Financial Events: JHCC has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.5 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of JHCC threatened against or affecting JHCC at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

3.6 Employee Liabilities: JHCC has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

3.7 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of JHCC or of any agreement to which JHCC is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by JHCC and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of JHCC.

3.8 Validly Issued and Authorized Shares: That the JHCC Shares will be validly authorized and issued by JHCC in full compliance with all laws of the State of Florida.

4. REPRESENTATIONS OF JHCL AND THE SHAREHOLDER

JHCL and the Shareholders collectively and individually hereby represent and warrant as follows:

4.1 Share Ownership: The Shareholders are the owners, beneficially and of record, of the JHCL Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

4.2 Transferability of JHCL Shares: That the Shareholders have full power to transfer the JHCL Shares to JHCC without obtaining the consent or approval of any other person or governmental authority.

4.3 Validly Issued and Authorized Shares: That the JHCL Shares are validly authorized and issued, fully paid, and non-assessable, and the JHCL Shares have been so issued in full compliance with all laws of the British Virgin Islands.

4.4 Organization: JHCL is a corporation duly incorporated and validly existing under the laws of the British Virgin Islands and is in good standing with respect to any and all applicable regulatory filings.

4.5 Capitalization: The authorized capital of JHCL consists of 50,000 ordinary shares, par value $1.00 of which the Company common shares are issued and outstanding.

4.6 Legal Compliance: JHCL is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which JHCL is subject or which apply to it or any of its assets.

4.7 Adverse Financial Events: JHCL has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.8 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of JHCL threatened against or affecting JHCL at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

4.9 Employee Liabilities: JHCL has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.10 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of JHCL or of any agreement to which JHCL is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by JHCL and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of JHCL.

4.11 No Liens: That JHCL has not received a notice of any assignment, lien, encumbrance, claim or charge against the JHCL Shares.

5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER ALONE

The Shareholders alone further represent and warrant to JHCC as follows with respect to the JHCC Shares:

5.1 Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

6. CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

6.1 Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place at the offices of JHCC, at such time and place as may be agreed among by the parties, but in no event later than December 31, 2013.

6.2 Conditions and Closing: Prior to the Closing the following will be required:

6.2.1. D e l i v e r y of JHCL Shares: The Shareholders shall deliver to JHCC the certificate or certificates representing the JHCL Shares, duly endorsed for transfer accompanied by a duly executed assignment of the JHCL Shares to JHCC.

6.2.2. D e l i v e r y of JHCC Shares: JHCC shall deliver to the Shareholder certificates representing the JHCC Shares registered in the names of the Shareholders.

6.3 Close of Transaction: The subject transaction shall "close" upon the satisfaction of the above conditions.

6.4 Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the parties as set forth below.

If to JHCC: JRSIS HEALTH CARE CORPORATION
1st -7th Floor, Industrial and Commercial Bank Building,
Xingfu Street, Hulan Town, Hulan District
150025
Facsimile: (86-0451) 8238 5292

With a copy to: South Milhausen, P.A.
Attention: William D. O'Neal, Esq.
Gateway Center
1000 Legion Place
Suite 1200
Orlando, FL 32801
Facsimile: (407) 539-2679

If to JHCL: JRSIS HEALTH CARE LIMITED
Unit B & C, 20/F
Full Win Commercial Centre
573 Nathan Road, Yaumatei
Kowloon, Hong Kong
Facsimile: (852)2626- 0372

7. COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

7.1 Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

7.2 Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

7.3 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

7.4 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.5 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

7.6 Counterparts: This Agreement may be signed in one or more counterparts.

7.7 Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

7.8 Governing Law: This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first-above written.

JRSIS HEALTH CARE CORPORATION, a Florida corporation

By: 张俊生

Junsheng Zhang

Its: President

JRSIS HEALTH CARE LIMITED, a British Virgin Islands corporation

By:

Yanhua Xing

Its: Director